Exhibit 5.1

KELLOGG COMPANY

Gary H. Pilnick

Senior Vice President, General Counsel,

Corporate Development and Secretary

July 10, 2015

Kellogg Company

One Kellogg Square

Battle Creek, Michigan 49016-3599

Ladies and Gentlemen:

I am Senior Vice President, General Counsel, Corporate Development and Secretary of Kellogg Company, a Delaware corporation (the “Company”), and have acted as its counsel in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of 1,000,000 shares of the Company’s common stock (the “Common Stock”), par value $0.25 per share, under the Kellogg Company Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”).

For the purposes of this letter, I or members of my staff have examined such documents, records, certificates, memoranda and other instruments as I deemed necessary as a basis for this opinion. As to questions of fact material to the opinions expressed below, I have, when relevant facts were not independently established by me, relied upon certificates of officers of the Company or other evidence satisfactory to me.

In all such examinations, I have assumed the genuineness of all signatures on original and certified documents, the authenticity of all documents submitted to me as original documents and the conformity to original or certified documents of all documents submitted to me as copies. I have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. I have also assumed that (1) the Registration Statement will have become effective pursuant to the provisions of the Act and (2) any required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities or third parties will be obtained in connection with the issuance of the Common Stock.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, I am of the opinion that the shares of Common Stock will be, as and when issued in accordance with the terms and conditions of the Plan against payment of due consideration therefor, validly issued, fully paid and non-assessable under the Delaware General Corporation Law.

My opinions expressed above are subject to the qualifications that I express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

My opinions set forth above are limited to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws) and the federal laws of the United States and I do not express any opinion herein concerning any other laws.

The Common Stock may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. I disclaim any obligations to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

I am furnishing this opinion in connection with the filing of the Registration Statement with the Commission and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written consent.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference made to me under the heading “Validity of the Securities” set forth in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Gary H. Pilnick
Gary H. Pilnick
Senior Vice President, General Counsel,
Corporate Development and Secretary

2